Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 6/30/2004 Determination Date: 7/12/2004 Distribution Date: 7/15/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	1.8000%	94,012,000.00	39,866,331.09	57,407.75	1,426,397.53	0.00	1,426,397.53	1,483,805.28	38,439,933.56
Factors per Thousand				0.61064279	15.17250489		15.17250489	15.78314768	408.88326554
M	2.3200%	2,888,000.00	1,222,875.09	2,269.67	43,865.56	0.00	43,865.56	46,135.23	1,179,009.53
Factors per Thousand				0.78589681	15.18890582		15.18890582	15.97480263	408.24429709
B	3.3000%	4,189,247.00	1,778,891.40	4,696.29	63,497.69	0.00	63,497.69	68,193.98	1,715,393.71
Factors per Thousand				1.12103440	15.15730393		15.15730393	16.27833833	409.47542840

Pool		101,089,247.00	42,868,097.58	64,373.71	1,533,760.78	0.00	1,533,760.78	1,598,134.49	41,334,336.80
Totals				0.63680077	15.17234350		15.17234350	15.80914427	408.88955083

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	59,799.60	(2,391.85)	57,407.75	1.8000%	0.00
M	2,364.30	(94.63)	2,269.67	2.3200%	0.00
B	4,892.10	(195.81)	4,696.29	3.3000%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 6/30/2004 Determination Date: 7/12/2004 Distribution Date: 7/15/2004

Schedule of Remittance

Aggregate Amount Received	1,876,726.86
Amount Available in the Spread Account	1,682,852.15
Interest Earnings on Spread Account	673.16
Letter of Credit Available Amount	6,096,478.83
Monthly Advances	0.00
(Servicing Fee) *	(40,405.50)
(Premium Protection Fee)	(40,988.46)
(Unreimbursed Monthly Advances)	0.00

Available Funds	9,575,337.04

Bond Interest Distributed	64,373.71
Bond Principal Distributed	1,533,760.78
Escrow Fee	2,143.41
Specified Spread Account Requirement	1,745,925.57
Letter of Credit Available Amount	6,096,478.83
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	132,654.74

9,575,337.04

Collateral Information

Aggregate Beginning Principal Balance of Loans		42,868,097.58
Aggregate Ending Principal Balance of Loans		41,334,336.80
Principal Prepayments (Number / Amount)	6	1,164,580.15
Curtailments		91,677.64
Excess and Monthly Payments		277,502.99
Recoveries on Previous Realized Losses		23,434.39
Interest Received		319,531.69
Amount of Monthly Advance		0.00
Compensating Interest		2,663.75
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	8,423,396.24
Specified Spread Account Requirement		1,745,925.57
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,878,580.31
LOC Available Amount as a percentage of Pool Principal Balance		14.75%
Excess Spread / Extra Interest	74,749.28	130,140.30
Weighted Average SBA Loan Interest Rate		5.911%
Weighted Average Maturity		177.145
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$40,947.42

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 6/30/2004 Determination Date: 7/12/2004 Distribution Date: 7/15/2004

Exhibit K

Outstanding Balance - Pool	41,334,336.80
# Accounts	318

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	156	21,024,670.09	50.865%
Delinquent 30-59 Days	2	112,803.23	0.273%
Delinquent 60-89 Days	2	84,258.17	0.204%
Delinquent 90-179	2	111,814.56	0.271%
Delinquent 180-719	1	63,073.42	0.153%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	163	21,396,619.47	51.766%

Outstanding Balance - Gross	120,560,021.08
# Accounts	318

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	156	60,302,144.36	50.018%
Delinquent 30-59 Days	2	451,212.66	0.374%
Delinquent 60-89 Days	2	337,032.04	0.280%
Delinquent 90-179	2	447,257.80	0.371%
Delinquent 180-719	1	252,293.49	0.209%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	163	61,789,940.35	51.252%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 6/30/2004 Determination Date: 7/12/2004 Distribution Date: 7/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class M	Class B	Pool
(ii)		424	423	425	424
(iii)		0	0	0	12
(iv)		0	0	0	1
(v)		0	0	0	3
(x) (a&b)	(i)	1	1	1	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	1	1	1
(x) (c&d)	(i)	15	15	15	15
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	0	0	0	0
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	15	15	15	15
(xii)		409	408	409	409

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 6/30/2004 Determination Date: 7/12/2004 Distribution Date: 7/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300